Exhibit 21.1

List of Direct and Indirect Subsidiaries of Nelnet, Inc. as of December 31, 2015

	Name	Organized in	Relationship to Nelnet Inc.	Percentage Ownership
1	National Education Loan Network, Inc.	Nevada	Direct Subsidiary	100%
2	Nelnet Capital LLC	Nebraska	Direct Subsidiary	100%
3	Nelnet Guarantor Solutions, LLC (formerly Nelnet Guarantee Services LLC; formerly GuaranTec LLP)	Florida	Indirect Subsidiary	100%
4	5280 Solutions LLC (f/k/a Nelnet Technology Services LLC) (d/b/a Idaho Financial Associates, Charter Account Systems and 5280 Solutions)	Colorado	Indirect Subsidiary	100%
5	Nelnet Real Estate Ventures, Inc. (f/k/a Health Education Solutions, Inc. and ClassCredit, Inc.)	Florida	Indirect Subsidiary	100%
6	EFS Finance Co., LLC	Nebraska	Indirect Subsidiary	100%
7	Nelnet Management Corporation-1 (formerly Nelnet Student Loan Warehouse Corporation – 1)	Nevada	Indirect Subsidiary	100%
8	Nelnet Student Loan Funding Management Corporation	Nevada	Indirect Subsidiary	100%
9	Nelnet Student Loan Funding, LLC	Delaware	Indirect Subsidiary	100%
10	Nelnet Education Loan Funding, Inc. (f/k/a NEBHELP, INC.)	Nebraska	Indirect Subsidiary	100%
11	Nelnet Canada, Inc.	Canada	Indirect Subsidiary	100%
12	Nelnet Business Solutions, Inc. (f/k/a FACTS Management Co.) (dba FACTS Management and infiNET Integrated Solutions)	Nebraska	Indirect Subsidiary	100%
13	Nelnet Academic Services, LLC (f/k/a Nelnet Mentor, LLC)	Nebraska	Direct Subsidiary	100%
14	CUnet, LLC	Delaware	Indirect Subsidiary	100%
15	Peterson’s Nelnet, LLC (formerly NELN Acquisition, LLC)	Nebraska	Indirect Subsidiary	100%
16	M & P Building, LLC	Nebraska	Direct/Indirect	100%
17	First National Life Insurance Company of the USA	Nebraska	Indirect Subsidiary	100%
18	Unilink Data Systems Pty Ltd	Australia	Indirect Subsidiary	100%
19	Nelnet Servicing, LLC	Nebraska	Indirect Subsidiary	100%
20	Nelnet Diversified Solutions, LLC (formerly NLS Holding Company, LLC)	Nebraska	Direct Subsidiary	100%
21	Nelnet Enrollment Solutions, LLC	Nebraska	Indirect Subsidiary	100%
22	Nelnet FFELP Student Loan Warehouse-I, LLC	Delaware	Indirect Subsidiary	100%
23	Merchant Preservation Services, LLC	Nebraska	Indirect Subsidiary	100%
24	Next Gen Web Solutions, LLC	Nebraska	Indirect Subsidiary	50%
25	Whitetail Rock Capital Management, LLC	Nebraska	Indirect Subsidiary	90%
26	Municipal Tax Investment, LLC	Nebraska	Direct Subsidiary	100%
27	Globalnet, LLC	Nebraska	Direct Subsidiary	50%
28	Nelnet B2B Services, LLC	Nebraska	Direct/Indirect	100%
29	NHELP-III, LLC	Delaware	Indirect Subsidiary	100%
30	GCO SLIMS Trust-I	Delaware	Indirect Subsidiary	100%
31	GCO Education Loan Funding Trust-I	Delaware	Indirect Subsidiary	100%
32	NHELP-II, LLC	Delaware	Indirect Subsidiary	100%
33	Whitetail Rock Fund Management, LLC	Nebraska	Indirect Subsidiary	100%

34	Nelnet Student Loan Funding II, LLC	Delaware	Indirect Subsidiary	100%
35	Nelnet Student Loan Funding II, Management Corporation	Nebraska	Indirect Subsidiary	100%
36	Municipal Tax Property, LLC	Nebraska	Indirect Subsidiary	100%
37	Nelnet UNL Alliance, LLC	Nebraska	Direct Subsidiary	100%
38	Nelnet Captive Insurance Company, Inc.	Delaware	Direct Subsidiary	100%
39	GCO Education Loan Funding Master Trust - II	Delaware	Indirect Subsidiary	100%
40	Nelnet Finance Corp.	Nebraska	Indirect Subsidiary	100%
41	Whitetail Rock Quantitative Strategies I, LP	Delaware	Indirect Subsidiary	97.944%
42	Nelnet Fund Strategies, LLC	Delaware	Indirect Subsidiary	90%
43	Nelnet Consumer Finance, Inc.	Nebraska	Indirect Subsidiary	100%
44	Class Bundl, LLC	Nebraska	Indirect Subsidiary	100%
45	Total Well Being, LLC	Nebraska	Indirect Subsidiary	100%
46	NBS Sales Co., LLC	Nebraska	Indirect Subsidiary	100%
47	Education Lending Services, Inc.	Delaware	Indirect Subsidiary	100%
48	Education Funding Capital I, LLC	Delaware	Indirect Subsidiary	100%
49	Wilcomp Software, LLC	Texas	Indirect Subsidiary	100%
50	Nelnet Transaction Services, LLC	Nebraska	Indirect Subsidiary	100%
51	NTS - Renweb	Jamaica	Indirect Subsidiary	100%
52	Sparkroom, LLC	Nebraska	Indirect Subsidiary	100%
53	NES Smart, LLC	Nebraska	Indirect Subsidiary	50%
54	IniPHI, LLC	Nebraska	Indirect Subsidiary	95%
55	Nelnet Loan Acquisition Corporation	Nebraska	Indirect Subsidiary	100%
56	Wachovia Education Loan Funding, LLC	Delaware	Indirect Subsidiary	100%
57	Nelnet Private Student Loan Financing Corporation	Nebraska	Indirect Subsidiary	100%
58	Nelnet Private Student Loan Warehouse-I, LLC	Delaware	Indirect Subsidiary	100%
59	Nelnet Fund Management LLC	Nebraska	Indirect Subsidiary	100%
60	Harvest 960, LP	Pennsylvania	Indirect Subsidiary	56.55%
61	Timberline Suntree Associates, LLC	Kansas	Indirect Subsidiary	56.67%
62	Invite Education, LLC	Delaware	Indirect Subsidiary	50%
63	Gigabit, LLC	Nebraska	Indirect Subsidiary	100%
64	StudioCode, LLC	Nebraska	Indirect Subsidiary	50%
65	151 Building, LLC	Nebraska	Indirect Subsidiary	50%
66	Lincoln Workspace, LLC	Nebraska	Indirect Subsidiary	50%
67	401 Building, LLC	Nebraska	Indirect Subsidiary	50%
68	EADO, LLC	Nebraska	Indirect Subsidiary	50%
69	406 National, LLC	Nebraska	Indirect Subsidiary	50%
70	Allo Communications, LLC	Nebraska	Indirect Subsidiary	92.5%
71	Allo Alliance, LLC	Nebraska	Indirect Subsidiary	92.5%
72	Allo North Platte, LLC	Nebraska	Indirect Subsidiary	92.5%
73	Allo Holdings, LLC	Nebraska	Indirect Subsidiary	92.5%
74	Allo Ogallala, LLC	Nebraska	Indirect Subsidiary	92.5%
75	Allo Twin Cities, LLC	Nebraska	Indirect Subsidiary	92.5%

Note: This list does not include Nelnet Student Loan Trusts utilized in asset backed security financings.